                                                                 EXHIBIT 10.2.6

================================================================================

                              EMPLOYMENT AGREEMENT

                                    BETWEEN

                            SILVERLEAF RESORTS, INC.

                                      AND

                                ALLEN L. HUDSON

================================================================================

                               TABLE OF CONTENTS

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R E C I T A L S . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

A G R E E M E N T . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         Section 1.       Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.       Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                 (a)      Non-Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 (b)      Regulatory Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (c)      Silverleaf Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         Section 3.       Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                 (a)      Base Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (b)      Compensation for Exclusivity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (c)      Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (d)      Condo and Moving Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (e)      Company Vehicle . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (f)      Fringe Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         Section 4.       Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                 (a)      Nondisclosure and Nonuse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (b)      Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         Section 5.       Non-Interference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 6.       Noncompetition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                 (a)      Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 (b)      Tolling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 (c)      Reformation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

         Section 7.       Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 8.       Employee Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 9.       Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                 (a)      Voluntary Termination, or for Good Cause  . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (b)      Involuntary Termination Without Good Cause  . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (c)      Contingency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                     (i)
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
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         Section 10.      Return of Materials.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 11.      Non-Binding Alternate Dispute Resolution  . . . . . . . . . . . . . . . . . . . . . . . . .   6

                 (a)      Agreement to Utilize  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (b)      Failure to Resolve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         Section 12.      Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 13.      Successors, Assigns, Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                 (a)      Silverleaf Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (b)      No Assignment by Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         Section 14.      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 15.      Governing Law and Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 16.      Entire Understanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 17.      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                 (a)      Silverleaf  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (b)      Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         Section 18.      Section Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 19.      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 20.      Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8





                                      (ii)

                              EMPLOYMENT AGREEMENT
                                    BETWEEN
                            SILVERLEAF RESORTS, INC.
                                      AND
                                ALLEN L. HUDSON




         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made between SILVERLEAF RESORTS, INC., a Texas corporation ("Silverleaf"), and ALLEN L. HUDSON (the "Employee").


                                R E C I T A L S:

         A.      Silverleaf has agreed to Employee as an executive employee; and

         B. Silverleaf and Employee desire to set forth the terms of Employee's proposed employment

         NOW, THEREFORE, in consideration of the premises and terms hereinafter set forth, the parties agree as follows:


                               A G R E E M E N T:

         SECTION 1. EMPLOYMENT. Employee is hereby employed by Silverleaf as Executive Vice-President of Architecture and Engineering Services, for a term of four (4) years after the Commencement Date, unless earlier terminated pursuant to the termination provisions of this Agreement. Employee may not engage in other employment while he is in the employ of Silverleaf pursuant to this Agreement, except Employee shall be permitted to complete any work necessary to phase out any contracts of Hudson and Company, Inc., existing as of the Commencement Date of this Agreement. The net profits earned on those contracts on or after the Commencement Date, as well as any other amounts payable to Employee or Employee's spouse for architectural services rendered in regard thereto, shall be paid to Silverleaf as consideration for the continued services of Employee.

         SECTION 2. DUTIES. Employee agrees to devote such time, attention and energies as are necessary to fulfill his duties as specified by the Board of Directors of Silverleaf from time to time. Employee further agrees that he will promote the best interests and welfare of Silverleaf and shall perform any and all duties to the best of his abilities. The Employee shall also:

                 (a) NON-COMPETITION: Not render to others, during his employment with Silverleaf, service of any kind for compensation or promote, participate or engage in any other business activity which would conflict or interfere with the performance of his duties or loyalty under this Agreement, including, but not limited to, participating in the promotion or sale of products or services for a competitor of Silverleaf or otherwise engage in business with such competitor; subject, however, to the exception set forth in Section 1 hereof.

                 (b) REGULATORY LAWS: Abide by all applicable statutes, rules and regulations of each State in which services may be rendered; and

                 (c) SILVERLEAF RULES: Abide by all rules and regulations issued by Silverleaf, which are pertinent to Employee's duties and obligations.

         SECTION 3. COMPENSATION. As compensation for the services rendered pursuant to this Agreement and commencing as of the Commencement Date, except as otherwise provided below:

                 (a) BASE COMPENSATION: Silverleaf shall pay Employee base compensation computed at the annual rate of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00), payable in semi-monthly payments on the 1st and 15th days of each month.

                 (b) COMPENSATION FOR EXCLUSIVITY: As additional compensation for Employee's services and in consideration of the exclusivity of those services, Silverleaf shall pay Employee additional total compensation of Five Hundred Thousand and No/100 Dollars ($500,000.00), payable as follows: (1) Two Hundred Thousand and No/100 Dollars ($200,000.00) on or within ten (10) days after the Commencement Date; and (2) One Hundred Thousand and No/100 Dollars ($100,000.00) on the first, second and third anniversaries of the Commencement Date.

                 (c) STOCK OPTIONS: As of the Effective Date, Employee shall be granted 25,000 Non-Qualified Stock Options pursuant to Silverleaf's 1997 Stock Option Plan, one-quarter (1/4) of which will vest on the date which is one (1) year after the Commencement Date and a like amount to vest on the same date during each of the three years which follow thereafter, such options to be exercisable for a period of 10 years from the Commencement Date, at a price equal to the average of the high and low trading prices of the common stock on the New York Stock Exchange on the Effective Date.

                 (d) CONDO AND MOVING EXPENSES: Upon Employee's relocation to Dallas, Texas, Silverleaf shall purchase Employee's Branson, Missouri, condominium for One Hundred Eight Thousand and No/100 Dollars ($108,000.00) cash. Silverleaf shall pay Employee's reasonable moving expenses to Dallas, Texas, such expenses to be approved in advance by Silverleaf.

                 (e) COMPANY VEHICLE: Silverleaf shall furnish Employee a company owned vehicle for use by Employee in performing his duties, and Silverleaf shall pay all expenses associated therewith.





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
                 (f) FRINGE BENEFITS: Silverleaf shall provide Employee health insurance under its group plan as it may exist from time to time. The cost of any coverage of any of the Employee's family members under Silverleaf's group plan shall be paid by the Employee. The Employee shall also be entitled to such vacation time, sick leave and other fringe benefits as may be specified by the Board of Directors of Silverleaf from time to time for its executive personnel.

         SECTION 4.       CONFIDENTIALITY.

                 (a) NONDISCLOSURE AND NONUSE: Employee acknowledges that during his employment with Silverleaf, he may have access to and become acquainted with Silverleaf Confidential Information, as defined below. Except as Employee's duties during his employment with Silverleaf may require or Silverleaf may otherwise consent in writing, Employee agrees that he shall not at any time disclose or use, directly or indirectly, either during or subsequent to his employment with Silverleaf, any Silverleaf Confidential Information.

                 (b) CONFIDENTIAL INFORMATION: For purposes of the foregoing provisions, "Silverleaf Confidential Information" shall mean
         (1) any and all confidential and proprietary business information and trade secrets concerning the business and affairs of Silverleaf and its affiliates, including but not limited to all architectural and engineering plans, designs and similar documents and data, marketing, sales and lead generation techniques, know-how and studies, customer and lead lists, current and anticipated customer requirements, price lists, business plans, training programs, computer software and programs, and computer software and data-base technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), (2) any and all information concerning the business and affairs of Silverleaf and its affiliates (including but not limited to their historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented), and (3) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for Silverleaf and its affiliates containing or based, in whole or in part, on any information included in the foregoing. Provided, however, "Silverleaf Confidential Information" shall not include information that is not unique to Silverleaf, information that is generally known in the timeshare industry or information that was known by Employee prior to his employment with Silverleaf.

         SECTION 5. NON-INTERFERENCE. Employee further agrees that during his employment and for a period of twelve (12) months thereafter, Employee shall not, either on his own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation:
(1) carry on or be engaged or interested directly or indirectly in, or solicit, the manufacture or sale of goods or provision of services to any person, firm or corporation which, at any time during his employment has been or is a customer or in the habit of dealing with Silverleaf or its affiliates in their business, (2) endeavor, directly or indirectly, to canvas or solicit in competition with Silverleaf or its affiliates or to interfere with the supply of orders for goods or services from or by any person, firm or corporation which during his employment has been or is a supplier of goods or services to Silverleaf or its affiliates, or (3) directly or indirectly solicit or attempt to solicit away from Silverleaf or its affiliates any of its officers, employees or independent contractors or offer employment or business to any person who, on or during the 6 months immediately preceding the date of such solicitation or offer, is or was an officer, employee or independent contractor of Silverleaf or its affiliates, provided, however, the employment of Employee's wife shall not be a violation of this Section.

         SECTION 6.       NONCOMPETITION.

                 (a) COVENANT: Employee covenants and agrees that he shall not, for a period of one (1) year from and after the effective date of any Termination, working alone or in conjunction with one or more other persons or entities, for compensation or not, permit his name to be used by or engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or other entity or as a stockholder, investor, officer or director of a corporation or as an employee, agent, associate or contractor of any person, partnership, corporation or other entity, any business in competition with the business of Silverleaf or its affiliates, as carried on by Silverleaf or its affiliates immediately prior to the effective date of any Termination, but only for as long as such business is carried on by (1) Silverleaf or its affiliates or (2) any person, corporation, partnership, trust or other organization or entity deriving title from Silverleaf or its affiliates to the assets and goodwill of the business being carried on by Silverleaf or its affiliates immediately prior to the effective date of any Termination, in any county or similar geographic area in any state of the United States in which Silverleaf or its affiliates conducts such business or markets the products of such business immediately prior to the effective date of any Termination.

                 (b) TOLLING. If Employee violates any covenant contained in this Section, then the term of such violated covenant shall be tolled for the period commencing on the commencement of such violation and ending upon the earlier of (1) such time as such violation shall be cured by Employee to the reasonable satisfaction of Silverleaf, (2) final adjudication (including appeals) of any action filed for injunctive relief or damages arising out of such violation, and (3) the expiration of 12 months after Termination during which no violation of the covenant has occurred.

                 (c) REFORMATION. If, in any judicial proceeding, the court shall refuse to enforce any covenant contained in this Section because the time limit is too long, it is expressly understood and agreed between Silverleaf and Employee that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenant. If, in any judicial proceeding, the court shall refuse to enforce any covenant contained in this Section because it is more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of Silverleaf and/or its affiliates, it is expressly understood and agreed between Silverleaf and Employee that for purposes of such proceeding the geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenant.

         SECTION 7. INJUNCTIVE RELIEF. Employee acknowledges that a breach of Sections 4, 5 or 6 hereof would cause irreparable damage to Silverleaf and/or its affiliates, and in the event of Employee's breach of the provisions of Sections 4, 5 or 6 hereof, Silverleaf shall be entitled to a temporary restraining order and an injunction restraining Employee from breaching such Sections without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Employee. Nothing shall be construed as prohibiting Silverleaf from pursuing any other available remedies for such breach, including the recovery of damages from Employee. Employee acknowledges that the restrictions set forth in Sections 4, 5 and 6 hereof are reasonable in scope and duration, given the nature of the business of Silverleaf and its affiliates. Employee agrees that issuance of an injunction restraining Employee from breaching such Sections in accordance with their terms will not pose an unreasonable restriction on Employee's ability to obtain employment or other work following the effective date of any Termination.

         SECTION 8. EMPLOYEE INVESTMENTS. Anything to the contrary herein notwithstanding, Employee: (1) shall not be prohibited from investing his assets in such form or such manner as will not, in the aggregate, detract from the performance by Employee of his duties hereunder and will not violate the provisions of Sections 4, 5 or 6 hereof; and (2) shall not be prohibited from purchasing stock in any publicly traded company solely as a stockholder so long as Employee does not own (together or separately or through his affiliates) more than two percent (2%) of the stock in any company, other than Silverleaf, which is engaged in the timeshare business.

         SECTION 9. TERMINATION. This Agreement shall terminate: (1) upon written notice by either party, at any time and for any or no reason whatsoever, at least thirty (30) days prior to the effective date of the termination; or (2) as of the end of the month of Employee's death, incapacity due to Employee's physical or mental illness as determined in Silverleaf's sole discretion or Employee reaching Silverleaf's normal retirement age (the "Termination"). In the event of Termination, Employee shall be entitled to the following:

                 (a) VOLUNTARY TERMINATION, OR FOR GOOD CAUSE: If Employee voluntarily terminates his employment, or if his employment is terminated for Good Cause, Employee shall be entitled to no severance pay. At the Termination, the payment to Employee of compensation earned to date shall be in full satisfaction of all claims against Silverleaf under this Agreement, and Employee expressly agrees that he shall have no right to any additional payments hereunder, including but not limited to any payments under Section 3(b) hereof for Employee's exclusive services which would otherwise be due and payable after the Termination. Good Cause shall be deemed to exist if the Employee's employment is terminated because Employee:

                          [1] Willfully breaches or habitually neglects the duties that the Employee is required to perform under the terms of this Agreement;

                          [2] Willfully violates reasonable and substantial rules governing employee performance;

                          [3] Refuses to obey reasonable orders in a manner that amounts to insubordination;

                          [4]     Commits clearly dishonest acts toward
                                  Silverleaf; or

                          [5] Becomes incapacitated as set forth above, dies or reaches Silverleaf's normal retirement age.

                 (b) INVOLUNTARY TERMINATION WITHOUT GOOD CAUSE: If Silverleaf terminates Employee's employment, other than for Good Cause, Employee shall also be paid severance pay equal to the balance, if any, of the payments that would otherwise be due after the Termination under Section 3(b) hereof for Employee's exclusive services, such payments to be paid at the same time the payments would otherwise be due to Employee under Section 3(b).

                 (c)      CONTINGENCY:  Payment of any amounts due under this
         Section is also contingent upon return of all Silverleaf's property as outlined below.

         SECTION 10. RETURN OF MATERIALS. Employee understands and agrees that all architectural and engineering plans, designs and similar documents and data or vehicles or other equipment provided to him by Silverleaf in connection with this Agreement or developed or created during the term of this Agreement shall remain the sole property of Silverleaf, and shall be used by the Employee exclusively for Silverleaf's benefit. Upon termination of this Agreement, any such materials, vehicles or other equipment shall be immediately returned to Silverleaf.

         SECTION 11. NON-BINDING ALTERNATE DISPUTE RESOLUTION. Except for actions brought by Silverleaf pursuant to Section 7 hereof:

                 (a) AGREEMENT TO UTILIZE: The parties shall attempt to settle any claim or controversy arising from this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation prior to the commencement of any legal action. If such attempts fail, then the dispute shall be mediated by a mutually-accepted mediator to be chosen by the parties within forty-five (45) days after written notice demanding mediation is sent by one party to the other party. Neither party may unreasonably withhold consent to the selection of a mediator, and the parties shall share the costs of the mediation equally. By mutual written agreement, however, the parties may postpone mediation until they have completed some specified but limited discovery regarding the dispute. The parties may also agree to replace mediation with any other form of alternate dispute resolution ("ADR") available in Texas, such as a mini-trial or arbitration.

                 (b) FAILURE TO RESOLVE: Any dispute which the Parties cannot resolve through negotiation, mediation or any other form of ADR, within six (6) months of the date of the initial demand for mediation, may then be submitted to the appropriate court for resolution. The use of negotiation, mediation, or any other form of ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party.

         SECTION 12. WAIVER. Silverleaf's failure at any time to require performance by Employee of any of the provisions hereof shall not be deemed to be a waiver of any kind nor in any way affect the rights of Silverleaf thereafter to enforce the provisions hereof. In the event that either party to this Agreement waives any provision of this Agreement or any rights concerning any breach or default of the other party hereto, such waiver shall not constitute a continuing waiver of any such provision or breach or default of the other party hereto.

         SECTION 13.      SUCCESSORS, ASSIGNS, BENEFIT.

                 (a) SILVERLEAF SUCCESSORS: The provisions of this Agreement shall inure to the benefit of and be binding upon Silverleaf, its successors, assigns and other affiliated entities, including, but not limited to, any corporation which may acquire all or substantially all of Silverleaf's assets or with or into which Silverleaf may be consolidated, merged or reorganized. Upon any such merger, consolidation or reorganization, the term "Silverleaf" as used herein shall be deemed to refer to any such successor corporation.

                 (b) NO ASSIGNMENT BY EMPLOYEE: The parties hereto agree that Employee's services hereunder are personal and unique, and that Silverleaf is executing this Agreement in reliance thereon. This Agreement shall not be assignable by Employee.

         SECTION 14. SEVERABILITY. If one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but shall be deemed stricken and severed from this Agreement and the remaining terms of this Agreement shall continue in full force and effect.

         SECTION 15. GOVERNING LAW AND VENUE. This Agreement shall be deemed to have been made and entered into in the State of Texas and its validity, construction, breach, performance and operation shall be governed by the laws of that state. The obligations hereunder of Silverleaf shall be performable in Dallas County, Texas, and venue for any suit involving this Agreement shall lie exclusively in Dallas County, Texas.





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
         SECTION 16. ENTIRE UNDERSTANDING. This Agreement sets forth the entire understanding between the parties with respect to the employment of Employee, and no other representations, warranties or agreements whatsoever have been made by Silverleaf to Employee. Further, this Agreement may not be modified or amended except by another instrument in writing executed by both of the parties.

         SECTION 17. NOTICES. All notices and communications under this Agreement shall be sent to the parties at the following addresses or such other addresses that the parties may subsequently designate in writing.

                 (a)      SILVERLEAF:

                          Silverleaf Resorts, Inc.
                          Attention: Robert E. Mead, Chief Executive Officer 1221 Riverbend, Suite 120
                          Dallas, Texas  75247

                 (b)      EMPLOYEE:

                          Allen L. Hudson
                          HC 37 Box 90
                          ----------------------------------------
                          Harrison, AR 72601
                          ----------------------------------------

         SECTION 18. SECTION HEADINGS. Section and paragraph headings are inserted herein only for convenience and shall not be used to interpret any of the provisions hereof.

         SECTION 19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same original.

         SECTION 20. EFFECTIVE DATE. This Agreement is executed effective as of January 16, 1998 (the "Effective Date"), with the commencement of Employee's full-time employment with Silverleaf in Dallas, Texas, to occur on or before the 1st day of July, 1998 (the "Commencement Date"). If Employee fails to commence his full-time services by the Commencement Date without the written consent of Silverleaf, then this Agreement shall terminate and be null and void for all purposes.

         Executed this 16th day of January, 1998.

                                  "SILVERLEAF"

                                  SILVERLEAF RESORTS, INC.


                                  By: /s/ ROBERT E. MEAD
                                      ----------------------------------------
                                      Robert E. Mead, Chief Executive Officer

                                  "EMPLOYEE"

                                  /s/ ALLEN L. HUDSON
                                  --------------------------------------------
                                  ALLEN L. HUDSON





                                       9